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Exhibit 99.1

SUPERIOR COURT OF CALIFORNIA
COUNTY OF SAN DIEGO

SIGNAL LANDMARK, a California corporation;	)	CASE NO. GIC 764965
HEARTHSIDE HOMES, INC., et al.	)
	)	OPINION AFTER SUBMISSION
Plaintiffs/Petitioners and Intervener Petitioner,	) )
)
)
v.	)
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CALIFORNIA COASTAL COMMISSION, et.al,	)
)
Defendants/Respondents and Intervener Respondent,	) )
)
)
And,	)
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COUNTY OF ORANGE, AND Does 26 through 50,	) )
)
)
Real Parties in Interest.	)
)
)

        This ruling addresses the Motion for Leave to File Third Amended Petition and Complaint, the Second Amended Petition for Writ of Mandate filed by Signal Landmark and Hearthside Homes, Inc. (Signal) and the motion for summary judgment/summary adjudication filed by the California Coastal Commission.

        After the Second Amended Petition for Writ of Mandate and the Motion for Summary Judgment/Summary Adjudication had been ruled upon, supplemented by briefs on the issue of justiciability and submitted for almost two months Signal Landmark and Hearthside Homes filed a Motion for Leave to File Third Amended Petition and Complaint, asserting the need to change the Declaratory Relief cause of action to allege not only that the acts of the Coastal Commission are void because such acts are prohibited by the Constitutional separation of powers requirement but also to allege that a justiciable dispute exists. (In all other respects the Petition and Complaint are the same as the Second Amended). The claimed justiciable dispute and alleged need for the Court's declaration of the rights of the parties is based upon Signal's version of the claims of the parties: Signal claims the Coastal Commission's November 16, 2000 findings and suggested modifications have expired as a matter of law, while the Coastal Commission believes they may be relied upon or used in future actions of the commission relating to Bolsa Chica. Petitioners ask the court to declare the November 16, 2000 findings and suggested modifications may not be cited or relied on for any purpose in future actions relating to Bolsa Chica. For all the reasons below stated the Motion for leave to file the Third Amended Petition and Complaint is denied.

        Signal's first and second motions to supplement the record and to augment the record based on their requests for judicial notice are granted. Signal's requests for judicial notice made in connection with their supplemental briefing on the issue of justiciability are granted.

Coastal Commission's Request for factual/legal determinations:

        The Coastal Commission argues in its separate statement for the summary judgment/summary adjudication motion that it wants the court to decide (1) whether permitting clustered development on the upper bench would prevent a taking, and (2) whether the requirements set forth by the Commission on the upper bench were reasonable. (See separate statement facts 4, 5 and 7) Those issues were not contained in the notice of motion and are not properly before the court. Moreover, adjudication of issues (summary adjudication as opposed to summary judgment) is only available as to causes of action, affirmative defenses, issues of duty and damages. (See Code Civ. Proc. §437c, subd. (f) (1).) Neither of the issues presented fall into any of the above categories and cannot be adjudicated in this motion absent a stipulation by the parties. Signal's opposition to the current resolution of these issues is not responded to in the Commission's reply. The ruling on the summary judgment/summary adjudication motion is limited, therefore, to the request for summary adjudication of the claims of inverse condemnation, denial of due process and denial of equal protection.

Procedural History:

        On June 25, 1999 in granting the writ brought by Friends of Bolsa Chica, the San Diego Superior Court through Judge Judith McConnell commanded the California Coastal Commission "to vacate its certification of the County of Orange Local Coastal Program Amendment including the Bolsa Chica Land Use Plan Amendment 1-95 and Bolsa Chica Implementing Action Program." The Commission was further commanded, in that same ruling, "prior to again approving the current or any future proposed Bolsa Chica Local Coastal Program, to conduct a full public hearing on the proposed local program in the manner required by law".

        Acting on that order the Commission filed a return with the court indicating that it would act in the future to vacate the prior certification. In lieu of the Commission merely vacating the prior certification Signal, the County of Orange and counsel for the Coastal Commission in an unwritten stipulation agreed that the Coastal Commission would comply with Judge McConnell's order to vacate by agreeing in advance that the County of Orange would re-submit the same 1-95 LCPA that all parties knew violated the Coastal Act (because the 1-95 LCPA was the same LCPA found to violate the act by Judge McConnell) and was therefore defective in several particulars (i.e., removal of the pond, moving the eucalyptus ESHA) and which had also been the subject of Court of Appeal decision in Bolsa Chica Land Trust v. Superior Court (1999) 71 Cal. App. 4th 493.

        The apparent plan was that the parties knew the Coastal Commission had no choice but to deny the submitted plan and that denial would be deemed by the parties to be the act required by Judge McConnell's order "to vacate the prior certification" and therefore they would "accomplish two things at once": comply with the order of Judge McConnell and proceed with reaching agreement on how the LCPA would need to be modified. The parties further agreed that before the Coastal Commission would act, the parties, including the Coastal Commission would work to determine what modifications could and should be made to the existing but defective plan which could be set forth as conditions or modifications proposed by the Commission and which, if accepted by the County of Orange would result in certification under Public Resources Code §30512.

        At the time of the above-referenced stipulation the principal parties (though not necessarily the public, nor the environmental groups such as Friends of Bolsa Chica) had agreed how to resolve all issues relating to the defective 1-95 LCPA except the issue of protection of the raptor habitat, (the eucalyptus ESHA) and therefore the parties concentrated their efforts on the issue of habitat protection and the eucalyptus ESHA.

        Under this proposed plan of action the County of Orange submitted the red-lined or modified version of the 1-95 LCPA to the Coastal Commission. This version was drafted by authorities within the County but was not formally "adopted" by the County pursuant to resolution as required by Public Resources Code §30512(a). Signal submitted several plans involving raptors, the most comprehensive of which was the plan created by LSA Associates, Inc. and Integrated Urban Forestry (AR3 006981-007015). Coastal Commission staff made their recommendations which included designating the lower bench as conservation (except for a couple of particulars) and limiting residential development to the upper bench of the Bolsa Chica Mesa and a total of 1,235 residential units. The original expectation of the parties that the Coastal Commission would make recommendations in conjunction with its denial of the 1-95 LCPA that were acceptable to all of them was beginning to collapse. Apparently, in a further effort toward resolution the parties met and put together a package containing the several varying and sometimes conflicting recommendations of raptor habitat buffer zone requirements which had been placed before the Commission by the several parties and they stipulated to submit the package to three raptor experts for their evaluation and opinion. So confident was Signal that agreement or compromise could be reached that Signal/Hearthside even agreed to pay all the experts for their time. The package submitted to the three new experts set forth the County's recommended buffer zone, Signal's recommended buffer zone and the Commission's recommendation of conserving the entire lower bench as buffer. The raptor experts responded but this did not assist in the anticipated resolution.

        The public hearing went forward November 16, 2000. The Coastal Commission denied the submitted LCPA as anticipated1 and the Commission voted to adopt the Commission staff recommendations in their totality as suggested modifications to the denial of certification. Procedurally, all went as expected. Substantively, the parties could not have been farther apart. As shown by the material submitted to the Commission in preparation for the November hearing the parties had very different ideas as to the allowable scope and the reasonableness of the Commission's proposed modifications.

1By submitting the LCPA in this fashion, the Commission felt it was complying with Judge McConnell's June 25, 1999 order commanding the Commission to vacate the prior certification. Prior to denying the November 2000 submission, the Commission had not formally acted in any other fashion to vacate the prior certification as ordered.

        The County of Orange refused to accept the suggested modifications and wrote a letter to the Coastal Commission in May 2001 declining to consider the suggested modifications. (See undisputed fact 15, AR3 6939-6940, 6942) It is undisputed that the suggested modifications expired six months after they were proposed.

        Signal itself never applied to the Commission for a coastal development permit for residential development on the Bolsa Chica Mesa.2

2 It appears that Signal/Hearthside has since applied for a permit for the upper mesa, but not for the lower mesa.

Justiciability of the Controversy:

        Following the issuance of the tentative ruling this matter was argued for more than one day. Thereafter, post argument briefs were filed on the issue of justiciability of this controversy. In the post oral-argument briefs, Signal and the County of Orange argue that the Commission not only set conditions for approval of the LCPA in its actions on November 16, 2001, but it also, and as a separate act, adopted findings which the Commission continues to apply wherever possible. They argue that if this court does not find the controversy justiciable the Commission can later argue the Statue of Limitations or other applicable time limits have expired, citing Public Resources Code Sec. 30801 and 30802. Section 30801 provides for judicial review of any "decision or action" of the Commission...within 60 days after the decision or action has become final." Finality is the principal issue in this action. There was no final action by the Commission. The Commission's action, by the terms of the statute was conditional. It was conditioned upon approval of the proposed modifications and findings by the County of Orange. That did not happen.

        I am concerned with the allegations in the supplemental briefing submitted by Signal/Hearthside that the Commission is using what it calls "findings" from the now expired November 2000 denial with suggested modifications, to somehow shape policy on current and future development activities on the mesa. They are doing this notwithstanding that counsel for the Commission agrees the November 16, 2000 "findings" expired by operation of law 60 days after issuance when they were not accepted. Counsel for the Commission agrees the findings that were issued along with the November 2000 suggested modifications would have expired along with right of the County to either accept or reject the suggested modifications with the plan. The actions of which Signal complains are the subject of judicial notice for this hearing but are not part of the administrative record on the writ. I do fear there is a danger of circuitous litigation as discussed in Caloca v. County of San Diego (2002) 102 Cal 4th 433 and that the parties could benefit from some guidance. However, the posture of this case is quite clearly—we thought we would be able to agree but we couldn't. There is as yet nothing on which this court is entitled to act.

        Under the facts of this case Signal's writ must be denied. I have read and re-read the authorities provided by Signal/Hearthside. I have reviewed the letter of December 2, 2002 and its contents, notwithstanding objections thereto. I have struggled with the Petitioner's request to find the controversy justiciable because I feel the parties are likely to confront these and/or similar issues again. However, I do not find authority in the case law or public policy for the issuance of a decision by this court and I am compelled to follow the law as I understand it. An opinion by this court would amount to nothing more than advice to the parties and that is not appropriate.

        Nonetheless, I will state that no matter what the Commission says, the "modifications and findings" of November 16, 2000 have no force and effect beyond the 60 days from their issuance, after which they expired by reason of the failure of the County of Orange to acquiesce or agree to said modifications. These modifications or "findings" if that is how the Commission has referred to them attach to nothing. The Commission cannot make "findings" about a piece of property unless it has a proposal or plan before it. It cannot make "findings" about an area or a parcel in a vacuum.

        As argued by counsel representing Friends of Bolsa Chica it is "assumed" by me for the purposes of this ruling that the California Coastal Commission is going to follow the law. The "findings" which supported the suggested modifications are not enforceable. When and if the Coastal Commission next considers an LCP or other permit application it must proceed in accordance with Judge McConnell's writ which requires the Commission follow the law by having a full public hearing on any new proposal as required by law.

        The only way the parties can proceed from this point is either to appeal the justiciability issue or to do as I have recommended for months: to put a new, legally reviewable plan before the Commission. As it stands at this point, there is nothing on which I can declare relief or give advice or state the rights of the parties.

        There is no viable certified LCP in existence for the Bolsa Chica site. The only approved local coastal plan that is actually still in effect on the site is the 1986 LCP that all parties agree is not viable. The conditions and the findings in connection with Nov. 2000 denial with modifications expired by operation of law pursuant to California Code of Regulations 13537. They no longer exist as findings.

There is no Coastal Commission determination that the lower bench must be preserved. There is no final action by the Coastal Commission that can be the subject of a writ.

Summary Judgment/Summary Adjudication

        Turning to the Summary Ajudication issues, because the 1-95 LCPA that was before the Coastal Commission in November 2000 was denied and the approval with suggested modifications has expired, there has been no taking. I have not been presented with sufficient evidence of futility at this point so as to invoke the futility doctrine to support the inverse condemnation claim made by Signal. As stated above Signal has not been denied a permit to develop on the lower mesa, Signal has not been required to donate acreage to the School District and a permit has issued (or is in the process of issuing,) for development on the upper mesa.

///

        The same holds true for the due process and equal protection claims. They are not ripe for adjudication at this point in time because there is no valid LCP/LCPA before the court that is denying Signal or the County of Orange the right to develop the lower Bolsa Chica Mesa.

        For all the above reasons I am denying the Second Amended Petition for Writ of Mandate in its entirety, denying Petitioners the right to file a Third Amended Petition and Complaint and I am granting the Coastal Commission's motion for summary adjudication of the Inverse Condemnation, Denial of Due Process and Denial of Equal Protection causes of action.

        While I have pointed to my disapproval of any use by the Commission of findings that were made as part of the now expired approval with suggested modifications to the 1-95 LCPA submitted to the Coastal Commission in November 2000 I do not incorporate that as a part of my ruling because it is not properly before me at this time.

Dated: February 14, 2003	/s/ SHERIDAN REED SHERIDAN REED Judge of the Superior Court

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  Exhibit 99.1